SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52485

Date of Report: April 25, 2007

CASPIAN INTERNATIONAL OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5588710
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South, Suite 850, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-9222
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Appointment of Principal Officer

On April 25, 2007, Askar Abusheminov resigned from his position as Caspian International’s Chief Financial Officer.  On the same date David Fulton accepted appointment by the Board of Directors to serve as Caspian International’s Vice President – Finance, which is the Chief Financial Officer of the company.  Information about Mr. Fulton follows:

David Fulton.  Mr. Fulton has been employed as Caspian International’s Controller since November 2006.  Previously, Mr. Fulton was employed from 1974 to 2000 as Assistant Controller for Union Texas Petroleum, an oil and gas exploration and production company.  In that position Mr. Fulton had responsibilities with respect to external reporting as well as development and implementation of policies and procedures.  For a period of his employment by Union Texas Petroleum, Mr. Fulton was also involved in the company’s international accounting practice.  From 2000 until 2006 Mr. Fulton was retired from business.  Mr. Fulton was awarded a B.B.A. degree by Texas A&I University in 1973.  He is 55 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2006

CASPIAN INTERNATIONAL OIL CORPORATION

By: /s/ J.E. Knight_

     J.E. Knight, Chief Executive Officer